Exhibit 99.1

For Immediate Release

Del Taco Restaurants, Inc. Announces Fiscal Third Quarter 2015

Financial Results

System-wide comparable restaurant sales grew 5.6%; Income from operations grew 17.0%

Conference Call and Webcast will be held at 5:00 PM EDT Today

Lake Forest, CA. October 19, 2015 – Del Taco Restaurants, Inc. (“Del Taco” or the “Company”), (NASDAQ: TACO, TACOW), the second largest Mexican-American QSR chain by units in the United States, operating restaurants under the name Del Taco, today announced fiscal third quarter 2015 financial results. Del Taco also provided guidance for fiscal year 2015 and its outlook for future restaurant development.

Del Taco became a public company when it completed a business combination with Levy Acquisition Corp. on June 30, 2015 which resulted in a fiscal third quarter financial statement presentation that includes a predecessor period for the two-weeks ended June 30, 2015 followed by a successor period for the ten-weeks ended September 8, 2015. The financial results referenced below have been aggregated to reflect, on a pro forma basis, the combined successor and predecessor periods for the twelve weeks ended September 8, 2015 compared to the comparable twelve weeks during fiscal year 2014.

Fiscal Third Quarter 2015 Highlights

•	Total revenue of $98.6 million, representing 6.7% growth from the fiscal third quarter of 2014;

•	System-wide comparable restaurant sales growth of 5.6% and company-owned comparable restaurant sales growth of 5.4%, marking the eighth and thirteenth consecutive quarter of gains, respectively;

•	Income from operations of $10.2 million, representing 17.0% growth from the same fiscal quarter last year;

•	Restaurant contribution margin of 19.7%, an improvement of approximately 150 basis points from the prior year’s fiscal third quarter;

•	Adjusted EBITDA, a non-GAAP financial measure, of $15.3 million, representing 9.6% growth from the previous year’s fiscal third quarter; and

•	The refinancing of the senior credit facility, which is expected to reduce annual interest expense on the Company’s existing indebtedness by approximately $5.4 million.

Paul J.B. Murphy, III, President and Chief Executive Officer of Del Taco, commented, “During the third quarter, we extended our record of positive Company-owned comparable restaurant sales to thirteen consecutive quarters and grew our operating income by 17%. We continued our track record of pairing positive traffic growth with increasing check averages. Along with increased menu pricing, our growth in check average was driven by an increasing contribution from menu mix shifts that were the direct result of guests ordering our new premium menu items. We drove nearly 3% of real volume growth, consisting of menu mix and traffic but excluding menu price. We believe that these results demonstrate the strength of our business model and enhance our ability to launch the brand in new and existing markets.”

Murphy continued, “We are working hard to broaden the occasions Del Taco serves through our Combined Solutions model, complemented by a strategic menu and product innovation progression. By enhancing our premium tier offerings while managing value perceptions, we are expanding our customer base and providing our existing guests new reasons to visit Del Taco. These moves coupled with our focus on delivering a better Del Taco experience through consistent operational improvements are improving guest satisfaction and further embedding our QSR+ positioning.”

Murphy concluded, “We expect to open thirteen restaurants system-wide this fiscal year. Looking ahead, we expect to open 14 to 18 restaurants system-wide in fiscal year 2016, followed by mid-single-digit system-wide unit growth on a percentage basis in fiscal year 2017. We will then accelerate towards high-single-digit system-wide unit growth on a percentage basis thereafter. We plan to concentrate the majority of our near-term development in existing markets and we are excited to announce that we plan to bring new company-operated restaurants to the Denver, CO market by early 2017 and join forces with existing franchise stores in Denver to enhance awareness in this high potential market. We are also working now to lay the groundwork for expansion in new geographies with attractive demographics.”

Review of Fiscal Third Quarter 2015 Financial Results

Total revenue was $98.6 million, an increase of 6.7% compared to $92.4 million in the fiscal third quarter of 2014. The growth in revenue was driven by a 6.7% increase in company restaurant sales and a 6.8% increase in franchise revenue.

Comparable restaurant sales increased 5.6% system-wide for the fiscal quarter ended September 8, 2015 compared to the 5.6% gain in the prior year fiscal third quarter, for a two-year growth rate of 11.2%. The Del Taco system has now generated comparable restaurant sales growth for eight consecutive quarters.

Company-owned comparable restaurant sales increased 5.4% and included a 0.6% gain in traffic, marking the thirteenth consecutive quarter of comparable restaurant sales growth. Average check growth contributed meaningfully to the comparable restaurant sales increase as guests responded favorably to the introduction of new premium products that embed Del Taco’s QSR+ positioning. Franchise comparable restaurant sales increased 5.8%.

Restaurant contribution, a non-GAAP financial measure, increased 15.6% year-over-year to $18.7 million. As a percentage of company restaurant sales, restaurant contribution increased approximately 150 basis points year-over-year to 19.7%. The increase was driven by a 100 basis point improvement in labor and related expenses, a 40 basis point improvement in occupancy and other operating expenses, and a 10 basis point improvement in food and paper costs.

Adjusted EBITDA, a non-GAAP financial measure, was $15.3 million, an increase of 9.6% from $13.9 million in the previous year’s fiscal third quarter. A reconciliation between adjusted EBITDA and the nearest GAAP financial measure is included in the accompanying financial data.

Income from operations increased 17.0% to $10.2 million compared to $8.7 million in the prior year fiscal third quarter.

Net income was $2.4 million during the two weeks ended June 30, 2015 (predecessor) and net loss was $2.2 million during the ten weeks ended September 8, 2015 (successor) and included $12.0 million of transaction-related costs, compared to net income of $0.9 million in the fiscal third quarter of 2014 (predecessor).

Guidance

Del Taco is offering the following guidance for fiscal year 2015, a 52 week period ending December 29, 2015.

•	Total company restaurant sales between $404 million and $407 million;

•	Total revenue between $420 million and $423 million;

•	System-wide same store sales growth of approximately 5.5% to 6.0%;

•	Restaurant contribution margin between 19.5% and 19.7%;

•	G&A expenses between $29.9 and $30.4 million, prior to accounting for the management equity incentive plan that is expected to be finalized in the fourth quarter;

•	Adjusted EBITDA between $64.2 million and $64.8 million; and

•	Thirteen system-wide restaurant openings, including seven company-operated restaurants.

Del Taco plans to close twelve of the thirteen underperforming company-operated restaurants previously discussed in its definitive proxy statement by fiscal year-end and expects to record restaurant closure charges totaling approximately $4.2 million to $5.0 million during the fiscal fourth quarter of 2015. Over the past year these 12 restaurants generated negative restaurant contribution of approximately $1.6 million, and their closures are expected to have an accretive impact to restaurant contribution.

Key Financial Definitions

Comparable restaurant sales growth reflects the change in year-over-year sales for the comparable company, franchise and total system restaurant base. Restaurants are included in the comparable store base in the accounting period following its 18th full month of operations.

Restaurant contribution is defined as company restaurant sales less restaurant operating expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant sales. Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP.

Adjusted EBITDA is defined as net income/loss prior to interest expense, income taxes, and depreciation and amortization, as adjusted to add back certain charges, such as stock-based compensation expense and transaction-related costs, as these expenses are not considered an indicator of ongoing company performance. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income/loss as a measure of operating performance or cash flows or as measures of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results. Adjusted EBITDA is a financial measure that was not calculated in accordance with GAAP. A reconciliation between adjusted EBITDA and the nearest GAAP financial measure is included in the accompanying financial data.

Conference Call and Webcast

Del Taco will host a conference call and webcast to discuss financial results for the fiscal third quarter 2015 today at 5:00 PM EDT.

Hosting the conference call and webcast will be Larry Levy, Chairman of the Board; Paul J.B. Murphy, III, President and Chief Executive Officer; John D. Cappasola, Jr., Executive Vice President and Chief Brand Officer; and Steven L. Brake, Executive Vice President and Chief Financial Officer.

Interested parties may listen to the conference call via telephone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode is 13619665.

The webcast will be available at www.deltaco.com under the investors section and will be archived on the site shortly after the call has concluded.

About Del Taco Restaurants, Inc.

At Del Taco (NASDAQ: TACO, TACOW), all menu items taste better because they are made to order with fresh ingredients including cheddar cheese grated from 40-pound blocks, handmade pico de gallo salsa, lard-free beans slow-cooked from scratch, fresh sliced avocado and marinated chicken grilled in the restaurant. The menu, which includes a full line of breakfast, includes classic Mexican dishes such as tacos, burritos, quesadillas and nachos as well as American favorites including hamburgers, crinkle-cut fries and shakes. Del Taco’s UnFreshing Believable campaign communicates the lengths the company goes to in order to deliver quality, made-to-order menu items created with freshly-prepared ingredients at unbelievable prices. With nearly 550 restaurants in 16 states, Del Taco serves more than three million guests each week. Guests are invited to “like” Del Taco on Facebook at www.facebook.com/deltaco and join its Raving Fan eClub at www.DelTaco.com/RavingFan. For more information, please visit www.deltaco.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Del Taco’s possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks included, without limitation, consumer demand, our inability to successfully open company-operated or franchised restaurants or establish new markets, competition in our markets, our inability to grow and manage growth profitably, adverse changes in food and supply costs, our inability to access additional capital, changes in applicable laws or regulations, food safety and foodborne illness concerns, our inability to manage existing and to obtain additional franchisees, our inability to attract and retain qualified personnel, our inability to profitably expand into new markets, and the possibility that we may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in Del Taco’s reports filed with the SEC and available at the SEC’s website at www.sec.gov and the Company’s website at www.deltaco.com.

Forward-looking statements included in this release speak only as of the date of this release. Del Taco undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this release or otherwise.

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Media Contact:

Julia Young

(646) 277-1280

julia.young@icrinc.com

Investor Relations Contact:

Raphael Gross

(203) 682-8253

investor@deltaco.com

Del Taco Restaurants, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	Successor	Predecessor
	September 8, 2015	December 30, 2014
Assets
Current assets:
Cash and cash equivalents	$7,174	$8,553
Accounts and other receivables, net	2,290	3,383
Inventories	2,758	2,687
Prepaid expenses and other current assets	4,058	3,816
Deferred tax assets	2,014	—

Total current assets	18,294	18,439
Property and equipment, net	110,341	85,164
Goodwill	317,174	281,200
Trademarks	220,300	144,000
Intangible assets, net	29,521	17,683
Other assets, net	4,790	3,548

Total assets	$700,420	$550,034

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$18,039	$14,645
Other accrued liabilities	30,426	32,088
Current portion of long-term debt, capital lease obligations and deemed landlord financing liabilities	1,665	1,634

Total current liabilities	50,130	48,367
Long-term debt, capital lease obligations and deemed landlord financing liabilities, excluding current portion, net	174,720	321,764
Deferred income taxes	77,078	64,736
Warrant liability	—	8,309
Other non-current liabilities	36,306	25,454

Total liabilities	338,234	468,630
Commitments and contingencies
Shareholders’ equity:
Del Taco Holdings, Inc. (Predecessor) preferred stock, $0.01 par value; 200,000 shares authorized; no shares issued and outstanding	—	—
Del Taco Restaurants, Inc. (Successor) preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Del Taco Holdings, Inc. (Predecessor) common stock, $0.01 par value; 5,800,000 shares authorized; 3,907,835 shares issued and outstanding at December 30, 2014	—	39
Del Taco Restaurants, Inc. (Successor) common stock, $0.0001 par value; 400,000,000 shares authorized; 38,802,425 shares issued and outstanding at September 8, 2015	4	—
Additional paid-in capital	370,908	110,941
Accumulated other comprehensive loss	—	(409)
Accumulated deficit	(8,726)	(29,167)

Total shareholders’ equity	362,186	81,404

Total liabilities and shareholders’ equity	$700,420	$550,034

Del Taco Restaurants, Inc.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

(In thousands, except share and per share data)

	Successor	Predecessor
	10 Weeks Ended September 8, 2015	2 Weeks Ended June 30, 2015	12 Weeks Ended September 9, 2014
Revenue:
Company restaurant sales	$78,874	$15,891	$88,819
Franchise revenue	2,694	546	3,034
Franchise sublease income	467	95	540

Total revenue	82,035	16,532	92,393
Operating expenses:
Restaurant operating expenses:
Food and paper costs	22,567	4,607	25,543
Labor and related expenses	23,512	4,712	27,393
Occupancy and other operating expenses	17,024	3,653	19,722
General and administrative	5,824	1,004	5,975
Depreciation and amortization	4,147	664	4,385
Occupancy and other - franchise subleases	437	87	516
Pre-opening costs	41	28	181
Restaurant closure charges, net	19	—	20
Loss (gain) on disposal of assets	1	84	(24)

Total operating expenses	73,572	14,839	83,711

Income from operations	8,463	1,693	8,682
Other expenses:
Interest expense	1,725	664	6,786
Transaction-related costs	11,978	61	241
Debt modification costs	78	1	—
Change in fair value of warrant liability	—	—	303

Total other expenses	13,781	726	7,330

(Loss) income from operations before provision for income taxes	(5,318)	967	1,352
(Benefit) provision for income taxes	(3,132)	(1,449)	463

Net (loss) income	(2,186)	2,416	889
Other comprehensive (loss) income:
Change in fair value of interest rate cap	—	(1)	(14)
Reclassification of interest rate cap amortization included in net (loss) income	—	—	5

Total other comprehensive (loss) income, net	—	(1)	(9)

Comprehensive (loss) income	$(2,186)	$2,415	$880

(Loss) earnings per share:
Basic	$(0.06)	$0.36	$0.23
Diluted	$(0.06)	$0.36	$0.23
Weighted-average shares outstanding
Basic	38,802,425	6,707,776	3,907,835
Diluted	38,802,425	6,707,776	3,910,866

Del Taco Restaurants, Inc.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

(In thousands, except share and per share data)

	Successor	Predecessor
	10 Weeks Ended September 8, 2015	26 Weeks Ended June 30, 2015	36 Weeks Ended September 9, 2014
Revenue:
Company restaurant sales	$78,874	$200,676	$259,948
Franchise revenue	2,694	6,693	8,817
Franchise sublease income	467	1,183	1,542

Total revenue	82,035	208,552	270,307
Operating expenses:
Restaurant operating expenses:
Food and paper costs	22,567	57,447	76,171
Labor and related expenses	23,512	61,120	80,065
Occupancy and other operating expenses	17,024	43,611	57,152
General and administrative	5,824	14,850	18,304
Depreciation and amortization	4,147	8,252	13,300
Occupancy and other - franchise subleases	437	1,109	1,470
Pre-opening costs	41	276	371
Restaurant closure charges, net	19	94	(171)
Loss (gain) on disposal of assets	1	99	(229)

Total operating expenses	73,572	186,858	246,433

Income from operations	8,463	21,694	23,874
Other expenses:
Interest expense	1,725	11,491	21,968
Transaction-related costs	11,978	7,255	241
Debt modification costs	78	139	1,241
Change in fair value of warrant liability	—	(35)	303

Total other expenses	13,781	18,850	23,753

(Loss) income from operations before provision for income taxes	(5,318)	2,844	121
(Benefit) provision for income taxes	(3,132)	740	1,259

Net (loss) income	(2,186)	2,104	(1,138)
Other comprehensive income (loss):
Change in fair value of interest rate cap	—	(24)	(103)
Reclassification of interest rate cap amortization included in net (loss) income	—	58	7

Total other comprehensive income (loss), net	—	34	(96)

Comprehensive (loss) income	$(2,186)	$2,138	$(1,234)

(Loss) earnings per share:
Basic	$(0.06)	$0.38	$(0.29)
Diluted	$(0.06)	$0.37	$(0.29)
Weighted-average shares outstanding:
Basic	38,802,425	5,492,417	3,907,835
Diluted	38,802,425	5,610,859	3,907,835

Del Taco Restaurants, Inc.

Reconciliation of Net Loss (Income) to EBITDA and Adjusted EBITDA

(Unaudited)

(In thousands)

	Successor	Predecessor
	10 Weeks Ended September 8, 2015	2 Weeks Ended June 30, 2015	12 Weeks Ended September 9, 2014
Net (loss) income	$(2,186)	$2,416	$889
Non-GAAP adjustments:
(Benefit) provision for income taxes	(3,132)	(1,449)	463
Interest expense	1,725	664	6,786
Depreciation and amortization	4,147	664	4,385

EBITDA	554	2,295	12,523

Stock-based compensation expense	146	—	189
Loss (gain) on disposal of assets	1	84	(24)
Restaurant closure charges, net	19	—	20
Debt modification costs	78	1	—
Transaction-related costs	11,978	61	241
Change in fair value of warrant liability	—	—	303
Pre-opening costs	41	28	181
Insurance reserves adjustment	—	—	510

Adjusted EBITDA	$12,817	$2,469	$13,943

Del Taco Restaurants, Inc.

Reconciliation of Net Loss (Income) to EBITDA and Adjusted EBITDA

(Unaudited)

(In thousands)

	Successor	Predecessor
	10 Weeks Ended September 8, 2015	26 Weeks Ended June 30, 2015	36 Weeks Ended September 9, 2014
Net (loss) income	$(2,186)	$2,104	$(1,138)
Non-GAAP adjustments:
(Benefit) provision for income taxes	(3,132)	740	1,259
Interest expense	1,725	11,491	21,968
Depreciation and amortization	4,147	8,252	13,300

EBITDA	554	22,587	35,389

Stock-based compensation expense	146	532	711
Loss (gain) on disposal of assets	1	99	(229)
Restaurant closure charges, net	19	94	(171)
Debt modification costs	78	139	1,241
Transaction-related costs	11,978	7,255	241
Change in fair value of warrant liability	—	(35)	303
Pre-opening costs	41	276	371
Insurance reserves adjustment	—	—	1,411

Adjusted EBITDA	$12,817	$30,947	$39,267